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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               __________________

                         VOLT INFORMATION SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

             NEW YORK                                       13-5658129
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)
     560 LEXINGTON AVENUE
       NEW YORK, NEW YORK                                     10022-2928
(Address of Principal Executive Offices)                      (Zip Code)


                  VOLT INFORMATION SCIENCES, INC. SAVINGS PLAN
                            (Full title of the plan)

                            HOWARD B. WEINREICH, ESQ.
                         VOLT INFORMATION SCIENCES, INC.
                              560 LEXINGTON AVENUE
                          NEW YORK, NEW YORK 10022-2928
                     (Name and address of agent for service)

                                 (212) 704-2400
          (Telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                             RICHARD A. RUBIN, ESQ.
                      JENKENS & GILCHRIST PARKER CHAPIN LLP
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 704-6130

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement.

                         CALCULATION OF REGISTRATION FEE

   ---------------------- ----------------- ---------------------- ---------------------- ------------------
                                            Proposed maximum       Proposed maximum       Amount of
   Title of securities    Amount to be      offering               aggregate              registration
   to be registered       registered(1)     price per share(2)     offering price         fee(2)
   ---------------------- ----------------- ---------------------- ---------------------- ------------------

   Common Stock, par          500,000             $13.965          $6,982,500                  $564.89
   value $.10 per share
   ---------------------- ----------------- ---------------------- ---------------------- ------------------

(1) In accordance with Rule 416(a), the number of shares of Common Stock being registered hereunder may be increased from time to time to that number of shares of Common Stock resulting from a stock split, stock dividend or similar transaction applicable to the currently registered number of shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Volt Information Sciences, Inc. Savings Plan, for which no separate registration fee is required.

(2) Calculated pursuant to Rule 457(c) and (h) based on the average of the high and low sales prices of the Company's Common Stock on the New York Stock Exchange, as reported in the consolidated reporting system on June 16, 2003.

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



                                     PART I

     The documents constituting Part I of this Registration Statement will be sent or given to participants in the Volt Information Sciences, Inc. Savings Plan (the "Plan") as provided by Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Securities and Exchange Commission (File No. 1-9232) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended November 3, 2002;

     (b) the Company's Quarterly Report on Form 10-Q for the quarters ended February 2, 2003 and May 4, 2003;

     (c) the Company's Current Reports on Form 8-K dated (date of earliest event reported) April 1, 2003 filed on April 2, 2003 and dated (date of earliest event reported) June 12, 2003 filed on June 12, 2003;

     (d) the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2001; and

     (e) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on April 15, 1997 under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company or the Plan pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.       DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The New York Business Corporation Law ("NYBCL") in general permits a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The NYBCL generally permits a corporation to grant other rights to indemnification through its certificate of incorporation or by-laws, or by resolution of shareholders or directors or by agreement to corporate officers and directors except in instances where a judgment or other final adjudication adverse to the officer or director establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) the officer or director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         The Company's Restated Certificate of Incorporation permits the Company to indemnify any officer, director or other person to the fullest extent from time to time permitted by law, and provides that, to the extent consistent therewith, the Company shall indemnify or advance expenses to any officer, director or other person to the fullest extent required by or pursuant to any present or future by-law of the Company, agreement approved by the Board of Directors, or resolution of shareholders or directors.

         In general, the Company's By-Laws provide that the Company shall indemnify each corporate officer and director (as well as any person serving another entity, trust or employee benefit plan in any capacity at the Company's request) against judgments, fines, amounts paid in settlement and reasonable expenses incurred in connection with the defense or as a result of any threatened, pending or completed action, suit or proceeding (including civil, criminal, administrative or investigative and actions by or in the right of the Company or other entity, trust or employee benefit plan) to which the person seeking indemnification is made or threatened to be made a party by virtue of serving in any of those capacities, except in instances where the NYBCL prohibits indemnification.

         In addition, the Company's Restated Certificate of Incorporation provides that directors shall not be liable to the Company or its shareholders for damages for any breach of duty as a director, except for liability a director may have for any act or omission prior to the effectiveness of the Restated Certificate of Incorporation or if a judgment or other final adjudication adverse to the director establishes that: (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; (ii) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or (iii) the director's acts violated NYBCL Section 719 (which imposes liability on transactions when contrary to NYBCL provisions). This provision also provides that if the Company may by law be permitted to further eliminate or limit the personal liability of directors, then the liability of a director shall, at such time, automatically be further eliminated or limited to the fullest extent permitted by law.

         As permitted by New York law, the Company maintains certain insurance covering the Company's obligation to indemnify directors and officers and also covering director and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the Company.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.       EXHIBITS

Exhibit
Number    Description
------    -----------

*4.1 Restated Certificate of Incorporation of the Company, as filed with the Department of State of the State of New York on January 29, 1997.

**4.2     Bylaws of the Company, as amended.

  5 The opinion of counsel contemplated by Item 601(b)(5)(i) of Regulation S-K is not required because the shares of Common Stock being registered are not original issue shares. In addition, neither an opinion of counsel nor an Internal Revenue Service ("IRS") determination letter is required under Item 601(b)(5)(ii) of Regulation S-K because the Registrant has included the undertaking contained below in this Item 8.

+23.1     Consent of Ernst & Young LLP

 24.1 Power of Attorney of certain officers and directors of the Company (included as part of the signature page).
_______________________
+    Filed herewith.

* Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended November 1, 1996 (File No. 1-9232).

** Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended October 30, 1998 (File No. 1-9232).

     The Registrant has received all required determinations from the IRS that the Plan, as amended to date, is qualified under Section 401 of the Internal Revenue Code and hereby undertakes to submit to the IRS in a timely manner any amendment to the Plan which is required to be submitted and has made or will make all changes required by the IRS to qualify the Plan.

ITEM 9.       UNDERTAKINGS

     (A) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 18th day of June, 2003.

                                     VOLT INFORMATION SCIENCES, INC.

                                     By: /s/ William Shaw
                                         ---------------------------------------
                                         William Shaw, Chairman of the Board,
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James J. Groberg, Jack Egan and Howard B. Weinreich and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                            TITLE                               DATE
       ---------                            -----                               ----

/s/ William Shaw
------------------------------    Chairman of the Board, President (Chief      June 18, 2003
William Shaw                      Executive Officer) and Director


/s/ James J. Groberg
------------------------------    Senior Vice President
James J. Groberg                  (Principal Financial Officer)                June 18, 2003
                                  and Director


/s/ Jack Egan
------------------------------    Vice President, Corporate Accounting         June 18, 2003
                                  Principal Accounting Officer)
Jack Egan


/s/ Jerome Shaw                   Director                                     June 18, 2003
------------------------------
Jerome Shaw


/s/ Steven A. Shaw                Director                                     June 18, 2003
------------------------------
Steven A. Shaw


/s/ Lloyd Frank                   Director                                     June 18, 2003
------------------------------
Lloyd Frank


------------------------------
Irwin B. Robins                   Director


------------------------------
Mark N. Kaplan                    Director


------------------------------
Bruce G. Goodman                  Director


------------------------------
William H. Turner                 Director


         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrators of the Volt Information Sciences, Inc. Savings Plan have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 18, 2003.

                                    VOLT INFORMATION SCIENCES, INC.
                                    SAVINGS PLAN

                                    By:   /s/ James J. Groberg
                                         ---------------------------------------
                                         James J. Groberg, Member of the
                                         Administrative Committee

                                  EXHIBIT INDEX

Exhibit
Number          Description
------          -----------

*4.1 Restated Certificate of Incorporation of the Company, as filed with the Department of State of the State of New York on January 29, 1997.

**4.2     Bylaws of the Company, as amended.

5 The opinion of counsel contemplated by Item 601(b)(5)(i) of Regulation S-K is not required because the shares of Common Stock being registered are not original issue shares. In addition, neither an opinion of counsel nor an Internal Revenue Service ("IRS") determination letter is required under Item 601(b)(5)(ii) of Regulation S-K because the Registrant has included the undertaking contained below in this Item 8.

+23.1     Consent of Ernst & Young LLP

24.1 Power of Attorney of certain officers and directors of the Company (included as part of the signature page).

_______________________

+    Filed herewith.

* Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended November 1, 1996 (File No. 1-9232).

** Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended October 30, 1998 (File No. 1-9232).

         The Registrant has received all required determinations from the IRS that the Plan, as amended to date, is qualified under Section 401 of the Internal Revenue Code and hereby undertakes to submit to the IRS in a timely manner any amendment to the Plan which is required to be submitted and has made or will make all changes required by the IRS to qualify the Plan.